EXHIBIT 10.1

AMENDMENT NO. 1
TO
LONG TERM STANDBY COMMITMENT TO PURCHASE

AMENDMENT NO. 1 TO LONG TERM STANDBY COMMITMENT TO PURCHASE (this “Amendment”) is made and entered into as of May 31, 2016 by and between NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, a cooperative association organized and existing under the laws of the District of Columbia (referred to herein as “CFC” or the “Seller”), and FEDERAL AGRICULTURAL MORTGAGE CORPORATION, a federally chartered instrumentality of the United States (referred to herein as “Farmer Mac”).
WHEREAS, CFC and Farmer Mac are parties to that certain LONG TERM STANDBY COMMITMENT TO PURCHASE (the “Commitment”) made and entered into as of August 31, 2015; and
WHEREAS, the parties desire to amend the Commitment as set forth herein; and
WHEREAS, the parties have executed this Amendment as a written agreement intended to modify the Agreement pursuant to Section 10.06 thereof.
NOW, THEREFORE, the parties to this Amendment, in the capacities hereinabove set forth, in consideration of the mutual agreements and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, do hereby undertake and otherwise agree as follows:
ARTICLE I
Amendments
Section 1.01. Additional Definition. The following defined term and its definition is hereby added to ARTICLE I of the Commitment and placed in alphabetical order together with the existing defined terms:
“Staggered Removal: As defined in Section 10.01(c) of this Commitment.”
Section 1.02. Other Conforming Amendments.
A.    Section 4.02(c) of the Commitment is hereby amended by deleting the first word of the sixth sentence of such Section 4.02(c) and including the following clause at the beginning of such sixth sentence:     “Other than pursuant to a Staggered Removal as set forth in Section 10.01(c) of this Commitment, the”.
B.    Section 10.01 of the Commitment is hereby amended by adding the following as Section 10.01(c):
“For any Qualified Loan or group of Qualified Loans listed on a Qualified Loan Schedule with an Effective Date on or after January 1, 2016, and notwithstanding Section 4.02(c) of this Commitment,

the Seller may elect to remove one or more such Qualified Loans from the Commitment on or after the date that is three years from the corresponding Effective Date for such Qualified Loan or Qualified Loans (“Staggered Removal”); provided, that (i) not more than 20% of the aggregate original principal balance of such Qualified Loans eligible for Staggered Removal in accordance with this Section 10.01(c) may be removed within any 12-calendar-month period, (ii) the Seller shall have provided Farmer Mac with at least three (3) months’ notice in writing prior to exercising each such Staggered Removal election, and (iii) the weighted average Facility Rating of the remaining Qualified Loans (with an Effective Date on or after January 1, 2016) will not have increased (numerically) by more than 10% of the weighted average Facility Rating of all of the Qualified Loans (with an Effective Date on or after January 1, 2016) that are under the Commitment immediately prior to such removal, in each case to be measured as of the last day of the Seller’s calendar quarter immediately preceding the removal date (as reported to Farmer Mac by Seller in accordance with the Servicing Agreement).”
C.    Section 10.12 of the Commitment is hereby amended by adding the following clause at the beginning of Section 10.12(d): “solely as to Qualified Loans with an Effective Date prior to January 1, 2016,”.
ARTICLE II
Miscellaneous

Section 2.01. Defined Terms. Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Commitment.
Section 2.02. Authorized Officers. The manual or facsimile signature of any individual appearing on this Amendment, or any document or certificate issued pursuant to this Amendment, and which is designated as the signature of a responsible officer of either party hereto, shall constitute conclusive evidence that such individual is, in fact, authorized to execute such document on behalf of such party, notwithstanding that such authorization may have lapsed prior to the effective date of such document.
Section 2.03. Entire Agreement. This Amendment contains the entire agreement between the parties regarding the modifications made to the Commitment. Except as explicitly modified by this Amendment, each and every term, condition, exhibit, and provision of the Commitment shall remain in full force and effect.
Section 2.04. Governing Law. The terms of this Amendment shall be governed by, and construed in accordance with, federal law. To the extent federal law incorporates state law, that state law shall be the laws of the District of Columbia, without regard to conflicts of laws provisions thereof.
Section 2.05. Counterparts. This Amendment may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

LTSPC Amendment No. 1

IN WITNESS WHEREOF, the parties hereto hereby execute this Amendment as of the day and year first above written.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

By:     /s/ R. Dale Lynch
Name: R. Dale Lynch
Title: Executive Vice President – Chief Financial Officer

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, as Seller

By:     /s/ J. Andrew Don
Name: J. Andrew Don
Title: Senior Vice President and
Chief Financial Officer

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LTSPC Amendment No. 1